Exhibit 10.3
AMENDMENT NO. 1 TO THE
WHIRLPOOL CORPORATION
EXECUTIVE DEFERRED SAVINGS PLAN II
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2023

The Whirlpool Corporation Executive Deferred Savings Plan II, as amended and restated effective January 1, 2023, is hereby amended as follows effective August 14, 2023:

1. Section 10.2 of the Plan shall be deleted in its entirety and the following substituted therefor:
Conflicting Terms
To the extent that the terms of this Plan conflict with the written terms of any annual or long-term incentive plan or program maintained by the Company with respect to the deferral of amounts under those plans or programs, the terms of this Plan shall control; provided, however, for purposes of clarity and for the avoidance of doubt, any clawback, recoupment, forfeiture or repayment provisions of (i) such annual or long-term incentive plans and programs maintained by the Company, (ii) the awards thereunder, or (iii) any policy maintained by the Company, including without limitation, any policy intended to comply with rules adopted by the Securities and Exchange Commission or the New York Stock Exchange to implement Section 10D of the Securities Exchange Act of 1934, as amended, shall in each case continue to apply to such awards and shall apply to any matching contributions, earnings or other amounts attributable to the deferral of such awards under this Plan, regardless of whether the payment of all or a portion of such awards is deferred pursuant to this Plan. Notwithstanding the foregoing and except as otherwise required by applicable law (including the listing standards of the New York Stock Exchange), the clawback, forfeiture and other provisions shall not apply to deferrals of Base Salary or any matching contributions and other amounts attributable thereto.
2. Section 14.3 of the Plan shall be deleted in its entirety and the following substituted therefor:

Governing Law; Jurisdiction

This Plan shall be governed by, construed and administered in accordance with the applicable provisions of ERISA, and any other applicable Federal law, including Section 409A, and to the extent not preempted by Federal law, Delaware law shall apply to any suit, action, or other legal proceeding arising out of or relating to the Plan and all determinations made and actions taken thereunder, except for any conflict of law principles. Any suit, action or other legal proceeding arising out of or relating in any way to the Plan, including any non-contractual claims involving related facts or issues, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be brought exclusively in a court of competent jurisdiction in the State of Delaware or the United States District Court for the District of Delaware and the appellate courts

Exhibit 10.3
having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant agree that they shall irrevocably and unconditionally (a) submit in any proceeding relating to the
Plan (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of any such paper initiating any suit, action or Proceeding arising out of or relating to this Plan, in the case of a Participant, at the Participant’s address on file with the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware. In addition, while a Participant is employed by the Company, such Participant will keep a correct address on file with the Company and promptly notify the Company of any address change.